UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tortoise Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2020

TORTOISE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38823	83-2538002
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5100 W. 115th Place Leawood, KS	66211
(Address of principal executive offices)	(Zip Code)

(913) 981-1020

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	SHLL.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	SHLL	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SHLL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Legal Proceeding Regarding the Business Combination with Hyliion

As previously disclosed, on June 18, 2020, Tortoise Acquisition Corp., a Delaware corporation (the “TortoiseCorp”), Hyliion Inc., a Delaware corporation (“Hyliion”), and SHLL Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of TortoiseCorp (“Merger Sub”), entered into a Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”), pursuant to which Merger Sub will, upon the terms and subject to the conditions thereof, merge with and into Hyliion (the “Merger,” together with the other transactions related thereto, the “Proposed Transactions”), with Hyliion surviving the Merger as a wholly owned subsidiary of TortoiseCorp. On September 8, 2020, TortoiseCorp filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) for the solicitation of proxies in connection with a special meeting of TortoiseCorp’s stockholders to be held on September 28, 2020 to consider and vote on, among other proposals, a proposal to approve the Business Combination Agreement and the Proposed Transactions.

A purported stockholder of TortoiseCorp has filed a complaint against TortoiseCorp and the board of directors of TortoiseCorp in the U.S. District Court for the Southern District of New York, Matthew Martinez v. Tortoise Acquisition Corp., et al., Case No. 1:20-cv-07595 (S.D.N.Y.). The complaint generally alleges that the Proxy Statement fails to disclose material information about the Proposed Transactions. Another purported stockholder, Jack Wolf, has submitted a demand letter to TortoiseCorp making substantially similar allegations.

In order to moot what TortoiseCorp considers to be unmeritorious disclosure claims, alleviate the costs, risks and uncertainties inherent in litigation and provide additional information to its stockholders, TortoiseCorp has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, TortoiseCorp specifically denies all allegations in the foregoing complaint and demand letter, including without limitation that any additional disclosure was or is required. As a result of the supplemental disclosures set forth herein, purported stockholders Martinez and Wolf have decided that their claims have been mooted and will dismiss the complaint with prejudice.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

TortoiseCorp is providing additional information regarding the Proxy Statement to its stockholders. These disclosures should be read in connection with the Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, TortoiseCorp makes the following amended and supplemental disclosures (with additional language in bold and underlined text below):

The disclosure in the first paragraph on page 103 of the Proxy Statement is hereby supplemented by amending and restating the paragraph to read as follows:

By March 2020, TortoiseCorp had engaged in due diligence and discussions directly with the senior executives, stockholders or sponsors of 13 alternative target opportunities (the “Other Potential Acquisitions”), three of which were in the renewable and lower-emissions power generation sector, two of which were high-growth technology companies participating in the sustainability sector and eight of which were in the midstream or environmental services sector. Many of these discussions advanced past the point where the Other Potential Acquisition targets executed a confidentiality agreement; however, none of the confidentiality agreements included a standstill agreement. In several cases, TortoiseCorp presented term sheets or illustrative transaction structures (or similar documentation) describing the structure or principal terms of potential business combinations. In each such case, the term sheet or illustrative transaction structure contemplated a business combination involving the Other Potential Acquisition targets. However, TortoiseCorp did not enter into any letter of intent or term sheet (or similar agreement) with any other target related to any Other Potential Acquisition. As part of its acquisition strategy, TortoiseCorp did not focus its efforts pursuing potential transactions in competitive or auction situations, but instead focused on bilateral discussions with the key decision makers of each of the Other Potential Acquisitions regarding a potential transaction. Due to the progression of the discussions with Hyliion, as well as TortoiseCorp Board’s conclusion that a transaction with Hyliion would present the most attractive opportunity for TortoiseCorp, the TortoiseCorp Board ultimately determined that the business combination with Hyliion was the most attractive potential transaction for TortoiseCorp. The decision to ultimately pursue the business combination with Hyliion over the Other Potential Acquisitions was generally the result of, but not limited to, one or more of:

●	the Other Potential Acquisitions did not fully meet the investment criteria of TortoiseCorp, which included, among other things, candidates that are at an inflection point, exhibit a need for capital to achieve the company’s growth strategy, would benefit from TortoiseCorp’s management’s structuring expertise, insight and capital markets expertise and have attractive opportunities to grow the business;

●	the determination of TortoiseCorp’s management and our Sponsor that Hyliion was of superior quality to the Other Potential Acquisitions; and

●	a difference in valuation expectations between TortoiseCorp and the senior executives or stockholders of the Other Potential Acquisitions.

The disclosure in the fourth paragraph on page 104 of the Proxy Statement is hereby supplemented by amending and restating the paragraph to read as follows:

Over the next day, members of management of TortoiseCorp held several conference calls with Marathon to discuss the terms of the non-binding letter of intent proposed by TortoiseCorp, including the amount of funds to be available to the post-combination company upon the closing of the transaction. Late in the evening on March 20, 2020, TortoiseCorp delivered to Marathon an executed, non-binding letter of intent in respect of a business combination. On the evening of March 21, 2020, Hyliion returned to TortoiseCorp an executed copy of the non-binding letter of intent (the “Letter of Intent”), providing for:

●	subject to the completion of due diligence satisfactory to TortoiseCorp, a business combination involving the merger of Hyliion into a wholly-owned subsidiary of TortoiseCorp at an initial pre-money valuation of $1 billion, on a debt-free, cash-free basis;

●	the conversion of all outstanding shares of stock of Hyliion into shares of Class A Common Stock, based on Class A Common Stock at $10.00 per share;

●	Hyliion’s agreement to negotiate exclusively with TortoiseCorp, subject to certain exceptions, for a 30-day period (or a 60-day period, if TortoiseCorp re-confirmed its pre-money valuation of Hyliion by the end of the initial 30-day period);

●	a transaction closing conditioned upon, among other things, the completion by TortoiseCorp of a private placement offering, with proceeds therefrom of not less than $235 million (before fees and expenses); and

●	certain other provisions relating to the nomination of and voting for certain persons to the board of directors, restrictions on the sale of shares of stock, executive employment agreements and registration rights.

The Letter of Intent called for unspecified numbers of directors being designated by each of Tortoise Borrower and the Historical Rollover Stockholders, and additional independent directors being jointly designated by each of Tortoise Borrower and the Historical Rollover Stockholders.

The disclosure in the tenth paragraph on page 105 of the Proxy Statement is hereby supplemented by amending and restating the paragraph to read as follows:

On April 10, 2020, the TortoiseCorp Board held a special meeting by teleconference, during which management of TortoiseCorp reviewed various aspects of the proposed business combination with Hyliion as well as the proposed engagement of Barclays to serve as TortoiseCorp’s exclusive financial advisor and lead private placement agent. In determining to engage Barclays, the TortoiseCorp Board considered Barclays’s knowledge and experience with respect to merger and acquisition transactions and the fact that Barclays had previously acted as lead underwriter of TortoiseCorp’s IPO. Barclays has not performed any services for Hyliion, and has not received any compensation from Hyliion, in each case in the two-year period preceding the date that TortoiseCorp and Hyliion entered into the Business Combination Agreement. As consideration for its services as TortoiseCorp’s financial advisor and lead placement agent, Barclays will receive a customary fee, which will become due and payable upon consummation of the business combination.

The disclosure in the sixth and seventh paragraphs on page 106 of the Proxy Statement is hereby supplemented by amending and restating the paragraphs to read as follows:

On May 4, 2020, TortoiseCorp held via teleconference its regularly scheduled board meeting for the first quarter ended March 31, 2020. During the meeting, management of TortoiseCorp reviewed various aspects of the business combination with Hyliion, including the implied pre-money valuation of Hyliion, as well as the projected timeline for the contemplated private placement offering. Management’s pre-money valuation of Hyiion was based on financial projections provided by Hyliion and set forth elsewhere in this proxy statement. The TortoiseCorp Board directed TortoiseCorp management to continue with its evaluation of Hyliion and negotiation of definitive transaction documents.

Between May 8, 2020 and May 15, 2020, the TortoiseCorp Board convened two special meetings by teleconference. Representatives of Barclays participated in the meeting. During such meetings, TortoiseCorp management reported on its due diligence process, including the preliminary conclusions of its industry consultant, and provided an update regarding the status and terms of the proposed business combination with Hyliion. At the meetings, representatives of Barclays presented their views regarding the business combination, including with respect to the implied pre-money valuation of Hyliion, and discussed the process and timetable for marketing the private placement offering as well as the type of potential investors Barclays planned to approach. Barclays’s presentation of the implied pre-money valuation of Hyliion was based on the market valuation of comparable companies as well as discounted enterprise value sensitivity modeling.

The disclosure in the ninth paragraph on page 106 of the Proxy Statement is hereby supplemented by amending and restating the paragraph to read as follows:

On May 20, 2020, Vinson & Elkins delivered to Cooley a draft of a term sheet relating to certain governance matters, including the composition of the board of directors of the post-combination company, the rights and obligations of certain parties to nominate and vote for certain nominees to such board of directors, registration rights to be granted to certain historical stockholders of Hyliion and limitations on the right of certain historical stockholders of Hyliion to transfer their shares of Class A Common Stock post business combination (i.e., a lock-up). The initial draft of the term sheet provided for an undetermined board size and Messrs. Cubbage and Pang serving as directors. The draft term sheet also provided for director nomination rights for Messrs. Cubbage and Pang based on their ownership of New Hyliion after the closing of the business combination. Thereafter, Hyliion and TortoiseCorp exchanged drafts of the term sheet and engaged in discussions regarding the terms, including regarding potential director nomination rights for Tortoise Borrower after the closing of the business combination and which classes and committees Messrs. Cubbage and Pang would initially serve on. Thereafter, Hyliion and TortoiseCorp exchanged drafts of definitive agreements in respect of such matters and, prior to the execution of the Business Combination Agreement, the parties finalized the terms and conditions of a Stockholders Rights Agreement and a Lock-Up Agreement.

The disclosure in the second paragraph on page 108 of the Proxy Statement is hereby supplemented by amending and restating the paragraph to read as follows:

Before reaching its decision, the TortoiseCorp Board reviewed the results of the due diligence conducted by TortoiseCorp’s management and TortoiseCorp’s advisors, which included:

●	meetings and calls with the management teams, advisors and Hyliion regarding operations and forecasts;

●	meetings and calls with Hyliion’s customers, suppliers and industry partners;

●	research on comparable public companies, including electric vehicle developers, component part suppliers and conventional truck manufacturers;

●	review of material contracts;

●	review of intellectual property matters;

●	review of financial, tax, legal, insurance and accounting due diligence;

●	consultation with legal and financial advisors and industry experts;

●	financial and valuation analysis of Hyliion and the business combination, including those set forth on pages 29-30 of the Investor Presentation attached as Exhibit 99.3 to the DEFA14A filed on June 19, 2020; and

●	the financial statements of Hyliion.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of TortoiseCorp’s and Hyliion’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of TortoiseCorp and Hyliion. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability of the parties to enter into definitive agreements or successfully or timely consummate the Proposed Transactions or to satisfy the other conditions to the closing of the Proposed Transactions; the risk that the approval of the TortoiseCorp stockholders for the Proposed Transactions is not obtained; failure to realize the anticipated benefits of the Proposed Transactions, including as a result of a delay in consummating the Proposed Transaction or difficulty in, or costs associated with, integrating the businesses of TortoiseCorp and Hyliion; the amount of redemption requests made by the TortoiseCorp stockholders; the occurrence of events that may give rise to a right of one or both of TortoiseCorp and Hyliion to terminate the Business Combination Agreement; risks related to the rollout of Hyliion’s business and the timing of expected business milestones; the effects of competition on Hyliion’s business; and those factors discussed in TortoiseCorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 under the heading “Risk Factors,” and other documents of TortoiseCorp filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither TortoiseCorp nor Hyliion presently know or that TortoiseCorp and Hyliion currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TortoiseCorp’s and Hyliion’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. TortoiseCorp and Hyliion anticipate that subsequent events and developments will cause their assessments to change. However, while TortoiseCorp and Hyliion may elect to update these forward-looking statements at some point in the future, TortoiseCorp and Hyliion specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing TortoiseCorp’s or Hyliion’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Important Information and Where to Find It

In connection with the Proposed Transactions, TortoiseCorp has filed the Proxy Statement with the SEC and distributed it to holders of TortoiseCorp’s common stock in connection with TortoiseCorp’s solicitation of proxies for the vote by the TortoiseCorp stockholders with respect to the Proposed Transactions and other matters as described in the Proxy Statement. TortoiseCorp Stockholders and other interested parties are urged to read the Proxy Statement, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about TortoiseCorp, Hyliion and the Proposed Transactions. TortoiseCorp stockholders and other interested parties may obtain free copies of the Proxy Statement and other documents filed with the SEC by TortoiseCorp through the website maintained by the SEC at http://www.sec.gov or by directing a request to: Tortoise Acquisition Corp., 5100 W. 115th Place, Leawood, KS or (913) 981-1020.

Participants in the Solicitation

TortoiseCorp and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Proposed Transactions. Information about the directors and executive officers of TortoiseCorp is set forth in the Proxy Statement. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Proxy Statement and other relevant materials filed with the SEC regarding the Proposed Transactions. TortoiseCorp stockholders and other interested persons should read the Proxy Statement carefully before making any voting decisions. These documents can be obtained free of charge from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2020

TORTOISE ACQUISITION CORP.

By:	/s/ Vincent T. Cubbage
Name: Vincent T. Cubbage
Title: Chief Executive Officer and President